UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 24, 2003

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

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Item 7.  Financial Statements and Exhibits.

(a)

Exhibits.

99.1 Press Release dated April 24, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 24, 2003, Standard Register issued an earnings release announcing its financial results for the first quarter ended March 30, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: 4/24/03	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Standard Register

Laurie Spiegelberg, Corporate Communications,

P.O. Box 1167  ×  Dayton, OH  45401-1167

937.221.1230

937.221.1000  ×  937.221.1486 (fax)

Robert J. Cestelli, Investor Relations,

www.standardregister.com

937.221.1304

Standard Register Reports First Quarter Results,

Announces Cost Reductions Expected to Bring $30 Million in Annualized Pretax Savings

DAYTON, Ohio (April 24, 2003)--Standard Register (NYSE: SR) today reported results for the 2003 first quarter ended March 30, 2003.

Revenue in the 2003 first quarter was $236 million, down 10.5 percent from the $264 million in the 2002 first quarter. The lower revenue reflects the continuing weak economic conditions and reductions in the revenue base during 2002 related to residual effects of the company’s 2001 restructuring.

The lower revenue base, along with $3.8 million in increased pretax pension expense, contributed to a net loss in the quarter of $1.1 million or $0.04 per diluted share. The pension expense relates primarily to the decline in the market value of the company’s pension assets in recent years. Net income in the 2002 quarter was $10.9 million or $0.39 per diluted share.

“While disappointed with our quarter results, we see encouraging signs for the second half of the year,” said Dennis L. Rediker, Standard Register president and chief executive officer. “Our order backlogs stabilized in the quarter, following several quarters of gradual decline since the restructuring. The sales and marketing initiatives we launched in recent months are driving increased activity across our businesses. Sales wins are up and we have a solid pipeline of new business opportunities.”

Cash flow was positive in the quarter with net debt (total debt less cash and short-term investments) declining from $80 million at year-end 2002 to $72 million as of March 30.  Net debt to total capital was 19 percent at quarter-end, indicating a continuing strong financial condition.

“We are committed to creating superior long-term value for shareholders, customers and associates,” Rediker said. “We plan to maximize our return in our core business by increasing our efficiency, reducing costs and growing our market share.  At the same time, we will be investing in consulting and enabling technology to exploit emerging growth opportunities.”

The company is taking several actions in the second quarter to align the company’s cost structure with the expected revenue stream and provide for continuing investment in growth initiatives.  It will consolidate certain Fulfillment Services operations to form a new state-of-the-art regional print-on-demand (POD) and fulfillment center in Dallas, Texas.  Several warehouses will also be consolidated in response to shifting demand in favor of print-on-demand services.  A rotary printing plant will also be closed to trim excess capacity.  With these plant and warehouse closures plus the elimination of additional positions, primarily at headquarters, the company is eliminating approximately 500 net positions, including some reduction through attrition.  These cost reductions are expected to generate annualized pretax savings of approximately $30 million, with about $17 million of savings realized over the balance of 2003.  Restructuring and impairment charges are estimated to total $27 million to $30 million pretax, with most recognized in the second quarter of 2003.  The estimated cost savings should recover the cash restructuring costs within six to eight months.

“We’re taking the actions we believe are necessary to align with business conditions while further strengthening our platform for long-term growth,” Rediker said.  “We are optimistic about our prospects.”

Webcast

Standard Register will conduct a webcast about the quarter results at 10 a.m. EST today at www.standardregister.com/investorrelations.  It will also be available for replay thereafter.

About Standard Register

Standard Register is a leading provider of information solutions for financial services, insurance, healthcare, manufacturing and other industries.  Its offerings include document management; label solutions; consulting and fulfillment services; and e-business solutions.  As a strategic partner in migrating companies from paper-based to digital processes, Standard Register helps businesses reduce costs and increase revenue.  Founded in 1912, the company today is a Fortune 1000 company with annual revenues of approximately $1 billion.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2003 and beyond could differ materially from the Company’s current expectations.  Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 29, 2002.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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THE STANDARD REGISTER COMPANY

STATEMENT OF OPERATIONS	First Quarter
(In Thousands, except Per Share Amounts)	13 Weeks Ended
	30-Mar-03	31-Mar-02

TOTAL REVENUE	$236,143	$263,779

COST OF SALES	147,642	158,193

GROSS MARGIN	88,501	105,586

COSTS AND EXPENSES
Research and Development	5,034	4,160
Selling, General and Administrative	71,525	69,728
Depreciation and Amortization	12,593	10,965

TOTAL COSTS AND EXPENSES	89,152	84,853

(LOSS) INCOME FROM OPERATIONS	(651)	20,733

OTHER INCOME (EXPENSE)
Interest Expense	(1,663)	(3,347)
Investment and Other Income	396	758
Total Other Expense	(1,267)	(2,589)

(LOSS) INCOME BEFORE INCOME TAXES	(1,918)	18,144

Income Tax (Benefit) Expense	(786)	7,227

NET (LOSS) INCOME	($1,132)	$10,917

Average Number of Shares Outstanding - Basic	28,202	27,694
Average Number of Shares Outstanding - Diluted	28,202	28,119

(Loss) Income Per Share - Basic	($0.04)	$0.39
(Loss) Income Per Share - Diluted	($0.04)	$0.39

Dividends Paid Per Share	$0.23	$0.23

BALANCE SHEET
(In Thousands)	30-Mar-03	29-Dec-02
ASSETS
Cash & Short Term Investments	$102,787	$122,834
Accounts Receivable	140,165	155,930
Inventories	54,159	60,179
Other Current Assets	54,749	53,114
Total Current Assets	351,860	392,057

Plant and Equipment	197,273	206,222
Goodwill and Intangible Assets	70,076	70,812
Deferred Taxes	40,362	40,865
Other Assets	45,445	44,908

Total Assets	$705,016	$754,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Accrued Restructuring Expense	$1,130	$2,437
Other Current Liabilities	91,030	100,003
Deferred Compensation	11,612	12,275
Long-Term Debt	175,011	200,010
Retiree Healthcare	49,422	49,374
Pension Liability	60,941	68,803
Other Long-Term Liabilities	800	2,961
Shareholders' Equity	315,070	319,001

Total Liabilities and Shareholders' Equity	$705,016	$754,864

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